Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2010 and

For the Six Months Ended June 30, 2010

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six months ended June 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$143	390	533
Securities available for sale	4,316	484	4,800
Mortgages held for sale	450	342	792
Loans held for sale	64	-	64
Loans	17,707	2,608	20,315
Other interest income	242	(49)	193
Total interest income	22,922	3,775	26,697
Interest expense
Deposits	1,369	80	1,449
Short-term borrowings	35	4	39
Long-term debt	935	1,574	2,509
Other interest expense	109	(5)	104
Total interest expense	2,448	1,653	4,101
Net interest income	20,474	2,122	22,596
Provision for credit losses	8,264	1,055	9,319
Net interest income after provision for credit losses	12,210	1,067	13,277
Noninterest income
Service charges on deposit accounts	2,754	(5)	2,749
Trust and investment fees	1,056	4,356	5,412
Card fees	1,718	58	1,776
Other fees	1,702	221	1,923
Mortgage banking	4,449	32	4,481
Insurance	46	1,119	1,165
Net gains (losses) from trading activities	(433)	1,079	646
Net gains (losses) on debt securities available for sale	(3)	61	58
Net gains (losses) from equity investments	(1)	332	331
Operating leases	512	2	514
Other	2,332	(1,141)	1,191
Total noninterest income	14,132	6,114	20,246
Noninterest expense
Salaries	6,027	851	6,878
Commission and incentive compensation	1,849	2,368	4,217
Employee benefits	2,318	67	2,385
Equipment	1,190	76	1,266
Net occupancy	1,286	252	1,538
Core deposit and other intangibles	1,049	53	1,102
FDIC and other deposit assessments	562	34	596
Other	4,988	1,893	6,881
Total noninterest expense	19,269	5,594	24,863
Income before income tax expense	7,073	1,587	8,660
Income tax expense	2,394	521	2,915
Net income before noncontrolling interests	4,679	1,066	5,745
Less: Net income from noncontrolling interests	128	8	136
Net income	$4,551	1,058	5,609
Net income applicable to common stock	$4,551	699	5,250

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	June 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Assets
Cash and due from banks	$18,090	(519)	17,571
Federal funds sold, securities purchased under resale agreements and other short-term investments	69,167	4,731	73,898
Trading assets	32,627	14,505	47,132
Securities available for sale	136,426	21,501	157,927
Mortgages held for sale	22,971	15,610	38,581
Loans held for sale	3,965	34	3,999

Loans	697,216	69,049	766,265
Allowance for loan losses	(20,992)	(3,592)	(24,584)

Net loans	676,224	65,457	741,681

Mortgage servicing rights:
Measured at fair value (residential MSRs)	13,532	(281)	13,251
Amortized	1,038	(1)	1,037
Premises and equipment, net	8,206	2,302	10,508
Goodwill	21,005	3,815	24,820
Other assets	70,029	25,428	95,457

Total assets	$1,073,280	152,582	1,225,862

Liabilities
Noninterest-bearing deposits	$155,475	19,540	175,015
Interest-bearing deposits	661,632	(21,024)	640,608

Total deposits	817,107	(1,484)	815,623
Short-term borrowings	31,639	13,548	45,187
Accrued expenses and other liabilities	45,619	12,963	58,582
Long-term debt	53,723	131,349	185,072

Total liabilities	948,088	156,376	1,104,464

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	8,980	8,980
Common stock	519	8,224	8,743
Additional paid-in capital	98,774	(46,087)	52,687
Retained earnings	19,082	27,044	46,126
Cumulative other comprehensive income (loss)	5,510	(666)	4,844
Treasury stock	-	(631)	(631)
Unearned ESOP shares	-	(977)	(977)

Total stockholders’ equity	123,885	(4,113)	119,772
Noncontrolling interests	1,307	319	1,626

Total equity	125,192	(3,794)	121,398

Total liabilities and equity	$1,073,280	152,582	1,225,862

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six months ended June 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Preferred stock
Balance, December 31, 2009	$-	8,485	8,485
Preferred stock issued to ESOP	-	1,000	1,000
Preferred stock converted to common shares	-	(505)	(505)
Balance, June 30, 2010	-	8,980	8,980
Common stock
Balance, December 31, 2009	520	8,223	8,743
Capital stock	(1)	1	-
Balance, June 30, 2010	519	8,224	8,743
Additional paid-in capital
Balance, December 31, 2009	38,209	14,669	52,878
Business combinations	60,793	(60,793)	-
Capital infusion	59	(59)	-
Capital stock	(287)	287	-
Noncontrolling interests	-	17	17
Common stock issued	-	21	21
Preferred stock issued to ESOP	-	80	80
Preferred stock released to ESOP	-	(40)	(40)
Preferred stock converted to common shares	-	(62)	(62)
Common stock warrants purchased	-	(540)	(540)
Common stock dividends	-	2	2
Tax benefit upon exercise of stock options	-	76	76
Stock option compensation expense	-	67	67
Net change in deferred compensation and related plans	-	188	188
Balance, June 30, 2010	98,774	(46,087)	52,687
Retained earnings
Balance, December 31, 2009	17,234	24,329	41,563
Cumulative effect from change in accounting for VIEs	170	13	183
Net income	4,551	1,058	5,609
Business combinations	1,927	(1,927)	-
Common stock issued	-	(338)	(338)
Common stock dividends	(4,800)	4,278	(522)
Preferred stock dividends	-	(369)	(369)
Balance, June 30, 2010	19,082	27,044	46,126
Cumulative other comprehensive income
Balance, December 31, 2009	452	2,557	3,009
Other comprehensive income	5,058	(5,058)	-
Translation adjustments	-	(13)	(13)
Unrealized losses related to factors other than credit	-	-	-
All other net unrealized gains, net of reclassification of net gains included in net income	-	1,672	1,672
Net unrealized losses on derivatives and hedging activities	-	144	144
Unamortized gains under defined benefit plans, net of amortization	-	32	32
Balance, June 30, 2010	5,510	(666)	4,844
Treasury stock
Balance, December 31, 2009	-	(2,450)	(2,450)
Common stock issued	-	1,182	1,182
Common stock repurchased	-	(68)	(68)
Preferred stock converted to common shares	-	567	567
Net change in deferred compensation and related plans	-	138	138
Balance, June 30, 2010	-	(631)	(631)
Unearned ESOP shares
Balance, December 31, 2009	-	(442)	(442)
Preferred stock issued to ESOP	-	(1,080)	(1,080)
Preferred stock released to ESOP	-	545	545
Balance, June 30, 2010	-	(977)	(977)
Total Wells Fargo stockholders’ equity
Balance, December 31, 2009	56,415	55,371	111,786
Balance, June 30, 2010	123,885	(4,113)	119,772
Noncontrolling interests
Balance, December 31, 2009	178	2,395	2,573
Business combinations	1,425	(1,425)	-
Net income	128	8	136
Translation adjustments	-	(1)	(1)
All other net unrealized gains, net of reclassification of net gains included in net income	-	11	11
Noncontrolling interests	(424)	(669)	(1,093)
Balance, June 30, 2010	1,307	319	1,626
Total stockholders’ equity, June 30, 2010	$125,192	(3,794)	121,398